Exhibit 10.2

THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Third Amendment"), dated as of May 7, 2007 is made and entered into by and between DIODES INCORPORATED, a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

RECITALS:

Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of February 27, 2003, as amended by (i) that certain First Amendment dated as of July 6, 2004, (ii) that certain extension letter dated May 26, 2005 and that certain Second Amendment dated as of August 29, 2005 (as so amended, the "Agreement"), pursuant to which Bank agreed to extend various credit facilities to Borrower in the amounts provided for therein.

AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. Amendment. Section 6.5 of the Agreement is hereby amended in full as follows:

“6.5 Leverage Ratio. Borrower and its Subsidiaries shall maintain a Leverage Ratio of not greater than 3.25 to 1.0 as of the last day of each fiscal quarter.”

3. Effectiveness of this Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

(a) A counterpart of this Third Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated hereinbelow;

(b) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

7. Ratification.

(a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment, and each reference in the Agreement to the “Revolving Note” or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued by Borrower in favor of Bank pursuant to this Third Amendment.

8. Representations and Warranties. Borrower represents and warrants as follows:

(a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

(b) The execution, delivery and performance of this Third Amendment provided for herein are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c) This Third Amendment is the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; and

(d) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

9. Governing Law. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

10. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

“Borrower”

DIODES INCORPORATED

By: /s/ Carl Wertz
Carl Wertz
Chief Financial Officer

“Bank”

UNION BANK OF CALIFORNIA, N.A.

By: John Kase
John C. Kase
Vice President